MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

MID-AMERICA REPORTS STRONG FIRST QUARTER RESULTS

Memphis, TN: May 4, 2006. Mid-America Apartment Communities, Inc. (NYSE: MAA) (the “Company”) reported net income available for common shareholders for the quarter ended March 31, 2006, of $1,636,000, or $0.07 per common share, as compared to $613,000, or $0.03 per common share for the quarter ended March 31, 2005. Funds from operations (“FFO”), the widely accepted measure of performance for real estate investment trusts, was $20,781,000, or $0.84 per share/unit for the quarter ended March 31, 2006, compared to $18,741,000 or $0.79 per share/unit for the same quarter in the prior year. This quarter’s FFO per share/unit of $0.84 is the highest first quarter FFO performance in the Company’s twelve-year history and it represents a year over year growth in FFO per share/unit of 6.3%. The quarter’s FFO per share/unit performance was 4 cents ahead of First Call’s estimate prior to the Company issuing revised upward guidance on April 18th. Results for the quarter include a charge of ($550,000), ($0.02) per share/unit, for debt extinguishment; year over year growth of FFO per share/unit before this charge was 8.9%. A reconciliation of FFO to net income and an expanded discussion of the components of FFO can be found later in this release.

Highlights:

•	Same store net operating income growth of 7.1% is the highest first quarter performance in ten years.
•	Same store occupancy of 95.3% at the end of the first quarter was 160 basis points ahead of the same point a year ago.
•	Strong occupancy was evident across all three of the Company’s market tiers with large, mid-sized and small-tier markets all ending the quarter above 95%.
•	Same store rent growth of 2.1% is the highest first quarter performance since 2001.
•
The Company completed the acquisition of two new apartment communities; one in Raleigh, NC and one in Austin, TX during the quarter, and announced an additional acquisition in Dallas, TX subsequent to quarter-end.

•	Fixed charge coverage in the first quarter improved to 2.12 times, from 2.09 times during the same quarter a year ago.

Eric Bolton, Chairman and CEO said, “Our operating performance underscores the strength of Mid-America’s portfolio of properties and operating platform. We are well positioned to deliver strong operating results as leasing conditions in the Sunbelt region markets begin to recover. The improvements made this past year to operating systems and revenue management capabilities should further boost performance at our existing properties. We continue to capture very promising rent growth results from our kitchen and bath upgrade initiative at a number of our properties and expect this project will also boost FFO growth from our existing portfolio over the next few years. While the environment for capturing external value growth through acquiring new properties remains competitive, our pace of acquisitions is ahead of last year and we are optimistic about expanding opportunities to acquire additional properties over the course of this year.”

Simon Wadsworth, Executive Vice President and CFO said, “First quarter results were ahead of our initial forecast for the quarter, driven by strong same store revenues. Compared to last year, net delinquency was reduced by almost 44%, and our utility reimbursements increased by 23% in part due to the systems improvements implemented late last year. Higher occupancy, reduced concessions, and increased rents also contributed to another quarter of strong revenue growth.

At quarter end, we had $76 million of unused debt capacity. We continue to be well protected against rising interest rates, with over 84% of our debt fixed, swapped or capped, and only $59 million of fixed rate debt maturing in the balance of the year.

Based on the strong first quarter’s operating performance, we’re increasing our FFO guidance for 2006 to a range of $3.20 to $3.38 per share/unit, with a mid-point of $3.29 per share/unit, up 4 cents from the mid-point that we’d previously established. An important component is our forecast of same-store NOI growth in the 4% to 6% range for the full year. We forecast FFO per share/unit to be in a range of $0.80 to $0.88 in Q2; $0.76 to $0.84 in Q3; and $0.78 to $0.86 in Q4. We’ll review our Q1 results and our 2006 forecast in more detail during our conference call and will post our prepared comments on our web-site”

Supplemental data to this release can be found on the investors page of our web site at www.maac.net. The Company will host a conference call to further discuss first quarter results on Friday, May 5, 2006 at 9:15 AM Central Time. The conference call-in number is 866-206-5917 and the moderator’s name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 39,179 apartment units throughout the Sunbelt region of the U.S. For further details, please refer to our website at www.maac.net or contact Investor Relations at investor.relations@maac.net or (901) 435-5371. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions and/or dispositions, renovation and development opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates, real estate taxes, insurance costs, and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)

	Three months ended
	March 31,
	2006	2005
Property revenues	$78,594	$71,575
Management and fee income, net	52	118
Property operating expenses	(31,500)	(29,626)
Depreciation	(18,930)	(18,049)
Property management expenses	(2,511)	(2,808)
General and administrative	(3,361)	(2,656)
Income from continuing operations before non-operating items	22,344	18,554
Interest and other non-property income	117	157
Interest expense	(15,803)	(13,732)
Loss on debt extinguishment	(550)	(4)
Amortization of deferred financing costs	(485)	(460)
Minority interest in operating partnership income	(413)	(260)
(Loss) income from investments in unconsolidated entities	(84)	318
Net gain on insurance and other settlement proceeds	-	7
Income from continuing operations	5,126	4,580
Discontinued operations:
Loss from discontinued operations	-	(135)
Asset impairment of discontinued operations	-	(94)
Net loss on insurance and other settlement proceeds of
discontinued operations	-	(25)
Net income	5,126	4,326
Preferred dividend distribution	(3,490)	(3,713)
Net income available for common shareholders	$1,636	$613

Weighted average common shares - Diluted	22,366	21,212
Net income per share available for common shareholders	$0.07	$0.03

FUNDS FROM OPERATIONS (in thousands except per share data)

	Three months ended
	March 31,
	2006	2005
Net income	$5,126	$4,326
Addback: Depreciation of real estate assets	18,592	17,718
Subtract: Net gain on insurance and other settlement proceeds	-	7
Subtract: Net loss on insurance and other settlement
proceeds of discontinued operations	-	(25)
Addback: Depreciation of real estate assets
of unconsolidated entities	140	132
Subtract: Preferred dividend distribution	3,490	3,713
Addback: Minority interest in operating partnership income	413	260
Funds from operations	20,781	18,741
Recurring capex	(2,982)	(2,805)
Adjusted funds from operations	$17,799	$15,936

Weighted average common shares and units - Diluted	24,885	23,845
Funds from operations per share and unit - Diluted	$0.84	$0.79
Adjusted funds from operations per share and unit - Diluted	$0.72	$0.67

CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31,	December 31,
	2006	2005
Assets
Real estate assets
Land	$189,150	$179,523
Buildings and improvements	1,793,119	1,740,818
Furniture, fixtures and equipment	47,499	46,301
Capital improvements in progress	1,027	4,175
Accumulated depreciation	(491,810)	(473,421)
Land held for future development	1,366	1,366
Commercial properties, net	7,257	7,345
Investments in and advances to real estate joint ventures	4,021	4,182
Real estate assets, net	1,551,629	1,510,289
Cash and cash equivalents	11,073	14,064
Restricted cash	4,402	5,534
Deferred financing costs, net	15,509	15,338
Other assets	29,580	20,181
Goodwill	5,051	5,051
Total assets	$1,617,244	$1,570,457

Liabilities and Shareholders' Equity
Liabilities
Notes payable	$1,181,046	$1,140,046
Accounts payable	2,663	3,278
Accrued expenses and other liabilities	28,352	28,380
Security deposits	6,871	6,429
Total liabilities	1,218,932	1,178,133
Minority interest	28,356	29,798
Shareholders' equity
Series F cumulative redeemable preferred stock	5	5
Series H cumulative redeemable preferred stock	62	62
Common stock	226	220
Additional paid-in capital	691,429	671,885
Other	-	(2,422)
Accumulated distributions in excess of net income	(339,311)	(314,352)
Accumulated other comprehensive income	17,545	7,128
Total shareholders' equity	369,956	362,526
Total liabilities and shareholders' equity	$1,617,244	$1,570,457

SHARE AND UNIT DATA (in thousands)

	Three months ended
	March 31,
	2006	2005

Weighted average common shares - Basic	22,134	20,928
Weighted average common shares - Diluted	22,366	21,212
Weighted average common shares and units - Basic	24,653	23,561
Weighted average common shares and units - Diluted	24,885	23,845
Common shares at March 31 - Basic	22,446	21,331
Common shares at March 31 - Diluted	22,678	21,599
Common shares and units at March 31 - Basic	24,962	23,964
Common shares and units at March 31 - Diluted	25,194	24,232

NON-GAAP FINANCIAL DEFINITIONS

Funds From Operations (FFO)
FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of real estate included in discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense of real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.

Adjusted Funds From Operations (AFFO)
For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures.
As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)
For purposes of these computations, EBITDA is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.